Exhibit 10.25

CAMPING WORLD HOLDINGS, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

Non-employee members of the board of directors (the “Board”) of Camping World Holdings, Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Non-Employee Director Compensation Policy (this “Policy”).  The cash and equity compensation described in this Policy shall be paid or be made, as applicable, automatically and without further action of the Board, to each member of the Board who is not an employee of the Company or any parent or subsidiary of the Company (each, a “Non-Employee Director”), who may be eligible to receive such cash or equity compensation, unless such Non-Employee Director declines the receipt of such cash or equity compensation by written notice to the Company.  This Policy shall become effective on the date the price of the shares of the Company’s Class A common stock is established in connection with the Company’s initial public offering (the “Pricing Date”) and shall remain in effect until it is revised or rescinded by further action of the Board. This Policy may be amended, modified or terminated by the Board at any time in its sole discretion and if such an initial public offering does not occur on or prior to March 31, 2017 this Policy shall be void ab initio.  The terms and conditions of this Policy shall supersede any prior cash and/or equity compensation arrangements for service as a member of the Board between the Company and any of its Non-Employee Directors and between any subsidiary of the Company and any of its non-employee directors.  No Non-Employee Director shall have any rights hereunder, except with respect to restricted stock units granted pursuant to this Policy.

1.                                      Cash Compensation.

(a)                                 Annual Retainers.  Each Non-Employee Director shall receive an annual retainer of $70,000 for service on the Board.

(b)                                 Additional Annual Retainers.  In addition, a Non-Employee Director shall receive the following annual retainers:

(i)                                     (ii)                                  Audit Committee.  A Non-Employee Director serving as Chairperson of the Audit Committee shall receive an additional annual retainer of $20,000 for such service.  A Non-Employee Director serving as a member of the Audit Committee (other than the Chairperson) shall receive an additional annual retainer of $5,000 for such service.

(iii)                               Compensation Committee.  A Non-Employee Director serving as Chairperson of the Compensation Committee shall receive an additional annual retainer of $15,000 for such service.  A Non-Employee Director serving as a member of the Compensation Committee (other than the Chairperson) shall receive an additional annual retainer of $5,000 for such service.

(vi)                              Nominating and Corporate Governance Committee.  A Non-Employee Director serving as Chairperson of the Nominating and Corporate Governance Committee shall receive an additional annual retainer of $10,000 for such service.  A Non-Employee Director serving as a member of the Nominating and Corporate Governance Committee (other than the Chairperson) shall receive an additional annual retainer of $5,000 for such service.

(c)                                  Payment of Retainers.  The annual retainers described in Sections 1(a) and 1(b) shall be earned on a quarterly basis based on a calendar quarter and shall be paid by the Company in arrears not later than the fifteenth day following the end of each calendar quarter.  In the event a Non-Employee Director does not serve as a Non-Employee Director, or in the applicable positions described in

Section 1(b), for an entire calendar quarter, such Non-Employee Director shall receive a prorated portion of the retainer(s) otherwise payable to such Non-Employee Director for such calendar quarter pursuant to Section 1(b), with such prorated portion determined by multiplying such otherwise payable retainer(s) by a fraction, the numerator of which is the number of days during which the Non-Employee Director serves as a Non-Employee Director or in the applicable positions described in Section 1(b) during the applicable calendar quarter and the denominator of which is the number of days in the applicable calendar quarter.

2.                                      Equity Compensation.  Non-Employee Directors shall be granted the equity awards described below.  The awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2016 Incentive Award Plan or any other applicable Company equity incentive plan then-maintained by the Company (such plan, as may be amended from time to time, the “Equity Plan”) and shall be granted subject to the execution and delivery of award agreements, including attached exhibits, in substantially the forms previously approved by the Board.  All applicable terms of the Equity Plan apply to this Policy as if fully set forth herein, and all equity grants hereunder are subject in all respects to the terms of the Equity Plan.

(a) IPO Awards.  Each Non-Employee Director who (i) serves on the Board as of the Pricing Date and (ii) will continue to serve as a Non-Employee Director immediately following the Pricing Date shall be automatically granted, on the Pricing Date, restricted stock units that have an aggregate fair value on the date of grant of $105,000 (in each case, as determined in accordance with FASB Accounting Codification Topic 718) (“ASC 718”) and subject to adjustment as provided in the Equity Plan in each case) (the “IPO Awards”).

(b) Annual RSU Awards.  Each Non-Employee Director who (i) serves on the Board as of the date of any annual meeting of the Company’s stockholders (an “Annual Meeting”) after the Pricing Date and (ii) will continue to serve as a Non-Employee Director immediately following such Annual Meeting shall be automatically granted, on the date of such Annual Meeting, restricted stock units that have an aggregate fair value on the date of grant of $105,000 (as determined in accordance with ASC 718 and subject to adjustment as provided in the Equity Plan)(the “Annual Awards”).

(c) Initial Awards.  Except as otherwise determined by the Board, each Non-Employee Director who is initially elected or appointed to the Board after the Pricing Date on any date other than the date of an Annual Meeting shall be automatically granted, on the date of such Non-Employee Director’s initial election or appointment (such Non-Employee Director’s “Start Date”), restricted stock units that have an aggregate fair value on such Non-Employee Director’s Start Date equal to the product of (i) $105,000 (as determined in accordance with ASC 718) and (ii) a fraction, the numerator of which is (x) 365 minus (y) the number of days in the period beginning on the date of the Annual Meeting immediately preceding such Non-Employee Director’s Start Date (or, if no such Annual Meeting has occurred, the effective date of the Company’s initial public offering) and ending on such Non-Employee Director’s Start Date and the denominator of which is 365 (with the number of units or shares of Common Stock underlying each such award subject to adjustment as provided in the Equity Plan in each case).  The awards described in this Section 2(c) shall be referred to as “Initial Awards.”  For the avoidance of doubt, no Non-Employee Director shall be granted more than one Initial Award.

(d)                                 Termination of Employment of Employee Directors.  Members of the Board who are employees of the Company or any parent or subsidiary of the Company who subsequently terminate their employment with the Company and any parent or subsidiary of the Company and remain on the Board will not receive an Initial Award pursuant to Section 2(c) above, but to the extent that they are otherwise eligible, will be eligible to receive, after termination from service with the Company and any parent or subsidiary of the Company, Annual Awards as described in Section 2(b) above.

(e)                                  Vesting of Awards Granted to Non-Employee Directors.  Each IPO Award, Initial Award and Annual Award shall vest in equal installments with respect to one-third of the total number of shares subject to the IPO Award, Initial Award or Annual Award, respectively, on each of the first through third anniversaries of the date of grant, subject in each case to the Non-Employee Director continuing in service through the applicable vesting date.  All of a Non-Employee Director’s IPO Award, Annual Award or Initial Award shall vest in full on the date such Non-Employee Director’s service is terminated due to a failure to be reelected, to the extent outstanding on the last date of such Non-Employee Director’s service on the Board. All of a Non-Employee Director’s IPO Award, Annual Awards and Initial Awards shall vest in full immediately prior to the occurrence of a Change in Control (as defined in the Equity Plan), to the extent outstanding at such time.

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